Exhibit 99.2

Update Conference Call

March-26-2015

Confirmation #13604580

GENIUS BRANDS INTERNATIONAL

Update Conference Call

March-26-2015

Confirmation #13604580

Operator: Greetings, ladies and gentlemen, and welcome to the Genius Brands International Update Conference Call. At this time, all participants are in a listen-only mode. A question and answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad.

It is now my pleasure to introduce your host, Mr. Michael J. Porter. Thank you, sir, you may begin.

Michael Porter: Thank you, Jen. Good afternoon, ladies and gentlemen, and welcome to the Genius Brands International Update Conference Call. Before we get started, I have to read our SEC requirements.

Certain statements in this call are constituted as forward-looking statements within the meaning of the federal securities laws. Words such as may, might, will, should, believe, expect, anticipate, estimate, continue, predict, so forth, or similar expressions or statements regarding intent, belief or current expectations are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to everyone on all our material filed with the SEC. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainty, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission, and not limited to risk factors relating to the business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of the new information, further events, or otherwise, except as required by law.

I’d now like to turn the meeting over to Andy Heyward, President and CEO of Genius. Andy, please go ahead.

Andy Heyward: Thank you very much. Thank you, everybody, for joining us today. We will be putting out our 10-K for the 2014 year end in a few days, but today I wanted to highlight the operational developments going on inside Genius Brands International and the exciting impact that it will this year and in the future.

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2014 was our first year of operations of the merger between Baby Genius and A Squared Entertainment, which was a private company founded by Amy Moynihan Heyward and myself. We set out to do 10 things: first, to define our mission statement; that was to create Evergreen content with a purpose for kids which can be distributed and licensed across media platforms and consumer products worldwide; second, to create a business model and plan which will lead to sustained growth and profitability; third was to eliminate debt; fourth, to raise adequate operating capital to execute the business plan; fifth, to recruit a world-class Board of Directors and institute independent governance embracing best practices and the highest standards of integrity; sixth, to create a world-class Management team of top creators and executives to execute our mission statement; seventh, to create an infrastructure of top tier partners in content distribution, consumer product licensees, and retail; eighth, to create and acquire key brands in the kids entertainment business which have the potential to become Evergreen and global blockbuster earners; ninth, to source Asian animation partners to absorb the cost of animation production in exchange for a participation in the brand profits; tenth, to secure media exposure to promote our brands across platforms where today kids are consuming entertainment; and lastly, though it’s not one of our ten, is to communicate regularly with our shareholders.

We believe that execution of the above, all of those items, will lead the Company to valuable asset creation and sustained and growing earnings. I’m proud to share with you today that we have put the above architecture in place. Today, the Company has a mission statement which distinguishes itself from our competitors in the kids’ entertainment business and which we are comfortable gives us a competitive advantage.

Our mantra of content with a purpose says clearly who we are at Genius Brands and what we stand for. It tells parents and others that the content that we deliver is safe, positive and enriching. For example, we recently put together our content statement, if you will. All of the programs that we produce, products that we license have positive values incorporated in the story lines. There’s never gratuitous violence, concepts are age appropriate, there’s no depictions of bullying or ridicule, emphasis is placed on a clean and healthy environment, and a special sensitivity is placed on the portrayal of gender.

So, kids spend hours and hours in front of TVs, smart phones, tablets, digital devices. Content produced by Genius Brands will always be enriching, it’s never going to be just empty calories, and the content with a purpose mantra has led us to licensing products with a purpose, so that our toys, our games, books, electronics, apparel, and others, always reflect the underlying enrichment of the brand.

The business model is one which is risk adverse. Unlike in the past, we no longer manufacture products with the inherent risk of inventory returns, overhead and capital requirements. We license our IP to third-party manufacturers who assume those risks and from whom we earn royalties secured by advances and guarantees. When we produce our animated content, we pre-sell our programs and we don’t trigger production until we’ve reached a 75% pre-sale threshold. The business model is a low overhead one, because we outsource the majority of our production and we only keep the core creation and the global sales responsibilities in-house.

Today, though hundreds of people are involved in the creation, manufacture, distribution and licensing of our cartoons and consumer products, we only have 13 full-time employees on payroll. We’re confident that this model will take us to high profitability during the coming months and years. We set out to eliminate institutional debt and today the Company has none whatsoever. We carry virtually no inventory on the balance sheet and we constantly review our brands and businesses for impairment. When we find something we feel is not performing we write it down. When our 10-K for the year 2014 comes out in the coming days, I’m proud to say that we expect to announce that the auditors will have found no impairment to any of the brands or the businesses of the Company.

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We raised about $5.3 million last April and now, a year later, we still have over $4 million cash, and we will see important cash flow coming in during the coming months, and we have substantial receivables.

We set out to recruit a world-class Board of independent Directors, and the independent part I want to underline. I’m proud to say that we’ve been able to secure a Board that is as accomplished today in that regard as any Board of any size anywhere, truly representing the pinnacle of broadcasting, banking, government, business and the Hollywood community.

Some of you may have seen a press release that went out today where I’m particularly proud to share that we just announced the appointment of Margaret Loesch to our Genius Board of Directors. Margaret has been at the top of the kids’ entertainment business for 30 years. She ran NBC Kids in the glory days of Smurfs and Alvin and the Chipmunks. She was Head of Production at Hanna-Barbera Studios. She was President of Marvel Animation. She was the founder of the Fox Kids Network where she discovered and launched Power Rangers and X-Men, among other products. She eventually became President of Hallmark Channel and subsequently Founder and CEO of the Hub Network, the joint venture between Hasbro and Discovery. She sits on many Boards, including The Academy of Television Arts and Sciences, Sesame Workshop. Her ties go across the creative community, the advertising community, the broadcast community. She’s truly one of the most admired people in the industry and she will join us and become Chair of one of our important committees shortly, which we’ll announce.

She’s going to make a huge contribution to the growth of the Company and we’ll discuss more about that in a moment.

She’ll be replacing the seat that’s currently held by Jeff Weiss, who will continue to serve as a very valued advisor to the Company, but will no longer sit on the Board, because Jeff doesn’t live here. He’s cross country and too many complications for him to get to the Board meetings in Los Angeles.

Alongside the Board of Directors, the Management team we have put together is now in full force and I will describe this as second to none. The team is a mix of accomplished and experienced executives with pedigrees from Disney, Warner Bros., MGM and Hasbro Toys, mixed with a dynamic young executive group that brings fresh and spirited energy and ideas so necessary to success in the kids entertainment space. The combination of business disciplines and experience from the veterans, mixed with the fresh creative energy, we feel provides a very powerful potion to success.

Complementing the internal structure, the infrastructure of outside partners that we now put in place, is a dream team, and I’ll speak to this more in a moment. Suffice it to say that Comcast, Sony, Bertelsmann, Amazon, Netflix, iTunes, American Public Television, Discovery Networks, among others, all are partners now and enable us to push our content everywhere—virtually everywhere that kids consume content.

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Internationally, we’ve built out a full network of broadcast sub-agents who distribute our content globally. It covers Western and Eastern Europe, Canada, Latin America, Asia, Middle East and Africa. This is complemented by a network of licensing agents who secure consumer product licensees in each of those regions where our entertainment content is distributed. Our oversight and interaction with the network of agents is constant and it’s thorough. The agents for the content, as well as those for the international consumer products, are really as good as I’ve seen in many, many years in the industry. They’re paid on a commission, not a salary basis, so we don’t incur incremental overhead costs to the Company.

Our retail partners include the likes of Target, Amazon, Barnes & Noble, among others. Our licensees are really the very best in the industry. They cover categories from toys to publishing to apparel, apps, electronics, games, DVDs, kids feeding, calendars, novelties, soft goods, and more, and as our brands now come closer to market, more and more licensees are being signed up, and this will continue and it will grow.

The brands which we have developed and which are in the pipeline, every one of them is capable of breaking out to become a big money earner and a staple in the kids’ entertainment business. They cover boys, girls, comedy, adventure; they range in age from toddlers to tweens. In total, they represent a diversified portfolio which doesn’t cannibalize itself and where any single property can become a billion-dollar breakout. Indeed, the people on our team have worked on and been a part of many such of these “billion-dollar brands.” They range from Smurfs and Strawberry Shortcake to Sponge Bob and Super Mario Bros. We’re confident that we have sufficient diversification to see one or more of these properties break out to become a hit.

So, at Genius Brands everything is now in place. The properties exist, distribution is afoot, licensees and retailers are on board. Our task now is to execute. We have the same capacity to launch and monetize a kids’ property as any studio or production unit in Hollywood. We have development, production, distribution, consumer product licensing. That’s what you need. In all of our categories, we strive for excellence and we feel comfortable now towards achieving that end.

I’ve taken the time to explain this carefully because that’s the architecture of a fully integrated company that’s built to compete and become increasingly profitable in the future.

So, now let’s go to 2015. In 2015, we’re focused on four tent-pole brands coming into the market. The first is Warren Buffet’s Secret Millionaires Club, the second is Baby Genius, the third is Thomas Edison’s Secret Lab, and the fourth is called Llama Llama. Each of these brands enjoy content distribution, retail distribution and a licensee base. These three data points are really the holy grail of a successful and profitable kids business.

The content distribution means the programs are in the marketplace being seen by kids. They’re going to be on broadcast TV like Public Television, on digital TV like Netflix, on smart phones, on tablets, on game platforms, on apps, and even still on home video DVDs, an area which I should mention in the kids business has shown the least degradation as the world migrates to the digital space. The content distribution creates the awareness of the brands with the kids and engages them in the mission. The licensee base means that we have signed deals with manufacturers in a variety of categories to bring products into the market, based on the brands and characters. The retail distribution means that the products will actually be in the retail marketplace on the shelves for purchase. When you’ve got now these three, the content distribution, the retail distribution, and a licensee base, we have lift off. So, let’s talk about them individually.

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Warren Buffet’s Secret Millionaire’s Club, we have a retail launch with Barnes & Noble and the content will be on an exciting new channel, which I’m going to discuss more about in a moment. I should mention parenthetically that for those of you who have not been into a Barnes & Noble lately, this has really become the new Toys “R” Us. It’s a fantastic experience shopping for kids there. They have a very, very robust dedicated toy department and, unlike certain toy stores, you want to stay there, not leave there.

For Baby Genius, we’re going to be launching retail with an exclusive window on Amazon, and with content on Netflix and PBS Home Entertainment, and also on our exciting new channel, which I’ll talk to more shortly.

For Thomas Edison’s Secret Lab, we’ll be launching retail in a variety of channels ranging from Amazon to Barnes & Noble, to some special products in Family Dollar.

For Llama Llama, where the underlying books are already New York Times best sellers with over 9.5 million books sold at Target, Barnes & Noble, and elsewhere, we’re amidst retail discussions with a broad variety of vendors and a broad array of licensed products. Content will include video distribution, TV distribution, and, again, a major presence on the exciting new channel—stand by.

We take pride in knowing that each of our brands is not going to be just entertainment, but it’s going to bring consumer products forth that enrich kids across the entire distribution food chain. Warren Buffet’s Secret Millionaire’s Club teaches kids valuable lessons in financial literacy and life in general. Llama Llama stimulates kids’ imagination and creativity. Thomas Edison’s Secret Lab promotes stem science, technology, engineering and math. Baby Genius stimulates early childhood development; and the impact and translation of such enriched story telling in the actual marketplace, I’m going to ask Amy to speak to right now. She’s working very closely on all of the development of the content, as well as supervising the retail program.

Amy Heyward: Hi, everyone. This is Amy Heyward. This past year we’ve put the pieces in place to re-launch the popular Baby Genius brand, and true to our mission of delivering content and products with a purpose, we’ve done more than just refresh the character designs and create a new style guide. We’ve worked very closely with Don Roberts from Stanford University to create the Baby Genius Learn & Grow program, which aligns our whole program with a child’s natural growth. We’re not only guiding parents on what to expect developmentally from their child, we’ve also created new entertainment and new products that encourage a child’s natural growth, making playtime, eating time, bath time, car time all opportunities to engage and encourage a child’s natural growth.

In addition to new music, new entertainment, we have a whole new line of Baby Genius products that look great, that we’ll be introducing first on Amazon in September and then later at mass retail everywhere; and speaking of new music, which is a really big part of the Baby Genius brand, we’ve recently contracted with multi-Grammy award-winning music producer, Ron Fair, which you may have seen the press release that went out a few weeks ago.

Ron and his equally accomplished and very talented wife, Stephanie, who themselves have four kids under the age of eight, are going to lead our music effort and create a whole new contemporary new music for all of our brands, a new catalog of music that will not only entertain but also have lyrics that will enrich these young kids. They’re amidst creating a whole range of music for us, original music, ranging from songs that help toddlers learn and grow, as well as schoolhouse rock type music videos to help older kids learn about science in our Thomas Edison show. So, those are just two examples of some of the work that they’re doing with us, and it’s also indicative of—you know, in addition to our focused commitment on content with a purpose, we’re just as focused on bringing in great partners to help us create great products with a purpose, from entertainment to all sorts of consumer products.

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Andrew Heyward: You know, the Amazon relationship is a very, very powerful one and we expect this to become a massive locomotive to pull the brand forward. They are very, very enthusiastic about the brand and they’ve committed to a number of marketing initiatives that one rarely sees. We’re going to be on the Deal of the Day. We’re going to be on the splash page. We’re going to be in a number of co-op marketing initiatives with our licensees and Amazon, and they’re going to be putting a tremendous amount of dedication for this to become, as they told us, one of their top three pre-school brands, alongside Fisher Price and Doug & Melissa, so that’s very exciting.

Amy Heyward: I think the other—sorry, Andy, not to interrupt.

Andrew Heyward: Go ahead.

Amy Heyward: The other benefit of launching and introducing this new system with Amazon is the online inventory that we’ll have to properly explain this whole program, which nobody is doing. There’s nobody out there creating products that align to a child’s natural development. Most of the industry is just focused on, you know, age grading from a safety standpoint, but we’re working with early childhood development specialists to create a whole body of entertainment and products that help kids grow and enrich their natural learning, and Amazon will afford us the opportunity to really explain that and establish that, a very important point of differentiation.

Andrew Heyward: So, we’re very excited about all of our brands and that Baby Genius with Amazon, I think, is a good way of illustrating how there will be this point of differentiation.

So, in addition to the four tent-pole brands that I spoke of, we also have a robust pipeline of new brands. We have output in the queue from proven content characters such as Stan Lee, the legendary creator of all of the iconic comic book characters, Spider Man, Iron Man, The Avengers, et cetera, and we have three non-core brands in the marketplace that are actively pumping oil right now and throwing off income. One is called From Frank, the other is called Celessence, the third is Psycho Bunny, and these were—they came to us in a package with our recently hired President of Worldwide Consumer Products, Stone Newman, who had a licensing agency, and he had about a dozen products in his licensing agency, but we cherry-picked three that we thought would be consistent with the branding of our Company and also that were already earning money. So, they’re actively in the marketplace earning, the sales costs associated with them are absorbed under the umbrella of our existing overhead, their contribution is incremental, and it’ll have a material impact to our earnings.

So, this brings me now to what I consider the most exciting part of today’s call, and something that we will be announcing formally in the next few days. Genius Brands has recently signed an agreement between ourselves and Comcast, whereby we will have our own dedicated channel. It’s a dedicated SVOD kids channel distributed across all of the Comcast systems under the name Kid Genius. Kid Genius will be carried in over 20 million US TV households, and upon approval of the Comcast-Time Warner merger, it will be in over 30 million households, 19 of the top 20 US television markets. It would be impossible for me to overstate the value and impact that having a dedicated kids channel brings to our Company.

First, it enables us to sell advertising on that platform and earn money from the sale of advertising. I should mention the first 18 months we will keep 100% of the advertising revenues and the contract as it currently is from 18 months going on we will split 50/50 with Comcast.

Second, it’ll enable us to have our own platform to showcase and promote our own brands, thus enriching the earnings from those brands. We will be able to have a continuous carpet-bombing presence out there, so that the kids’ awareness of these brands will become very, very high.

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Thirdly, it’ll have a standalone enterprise value of its own, which will grow as the channel and its advertising revenues grow, and as we syndicate the channel across global distribution systems outside the United States, which we will.

In a media landscape, where there are many viewing options for kids, Kid Genius will be able to distinguish itself by being a 24-hour-a-day destination of safe, responsible, positive value, enriching content. As Warren Buffet told us, you have to have your moat, and that is our moat. To the best of our knowledge, there is no place like this, not Disney Channel, not Nickelodeon, not Cartoon Network, not even PBS.

So, Kid Genius will become a material revenue contributor this year, in 2015, when it goes up in September. We could not be more excited about it and more enthusiastic about it. Amy and the team, they’re hard at work right now putting together an on-air look and acquiring programming that will go on the channel, because, of course, we don’t have enough of our own programming, but there is a surfeit and a plethora of program in the marketplace, and we’ve been doing this a long time and we have our tentacles out there and our ears close to the ground, and we’re going to be announcing over the coming weeks and months some really, really special content that will complement the ones that we produce ourselves.

So, added to the powerful drivers of Secret Millionaire’s Club, Baby Genius, Llama Llama, and Thomas Edison’s Secret Lab, the Kid Genius channel on Comcast now becomes the fifth temple of revenue creation in 2015. We’re going to have a formal press release coming out on this shortly, but in the interim we wanted everyone to be aware of the extreme value this provides to the brands and the business in general.

So, as we have stuck with our model, we’ve tried to be very thoughtful, methodical, disciplined. The company we took over in 2013 had a $7.5 million loss that year. In 2014, we eliminated the debt, and while building a broad asset base and the architecture of a profitable world-class children’s brand company, we cut the loss to a fraction of that. In 2015, we expect to see the Company at breakeven, and beyond, as we enter 2016, we will see the full effect of our many brands and channels now present and earning in the consumer marketplace. We have strong expectations from our brands and we expect one or more to break out and become mega brands.

Just bouncing back one moment to Margaret Loesch and her joining us, having run so many kids channels as she has and having been so fundamental to the building of so many huge kids businesses, whether it’s Power Rangers or whether it’s Fox Kids Network, or all of the things she’s been involved in, she’s really going to be a very, very valuable and important part of our puzzle as we go forward.

We’ve already applied for uplisting to NASDAQ and we’re taking steps to get there. We’re excited at the increased liquidity that that will provide to the stock and the opportunity for a broader shareholder and trading base, so I’d like to think of where we are now as we have a large water hydrant. There’s a thousand pounds of pressure on that hydrant and the water is making its way from the hydrant through the hose to the nozzle, as our brands head toward being on the air and retail. Later this year, you’re going to see every one of those brands we talked about on shelf in the marketplace, on Amazon, online, and at the various different venues where kids are consuming media. So, by year end, you will the nozzle open up and water will come out and it will continue to flow. I appreciate the patience that our shareholders have shown and we can proudly say that your patience will be rewarded.

Now it will be Amy and my privilege to answer any questions that you may have. Thank you.

Operator: Thank you. Ladies and gentlemen, if you’d like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you’d like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star key. One moment, please, while we poll for questions.

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We do have a question from the line of Joey Delahassie (ph), Private Investor. Please proceed with your question.

Joey Delahassie: Yes, hi, Amy and Andy. It’s very nice of you guys to host this conference call to update investors, very positive news flow in what you had to share there. I’m looking forward to what you guys have in store for everyone over the next 18 months. When did you say that the Kids Genius channel was going to be launched?

Andrew Heyward: That’ll be in fourth quarter 2015. We’re expecting September.

Joey Delahassie: September, okay, and is there anything you can share with the Stan Lee relationship?

Andrew Heyward: The Stan Lee relationship is ongoing. We have a number of properties in development with him. The Super Hero market is a very crowded one and we’ve got to find our slots at the right time to bring them out, and we’re amidst ongoing dialogue with him constantly. The next one that we’re going to be working on is Superhero High. That’s a high school where kids go to and learn how to become super heroes; and as we have more to talk about with that, we will.

Joey Delahassie: Okay. Is there any plan to bring on additional staff and infrastructure of accomplished people, like you have been doing over the last six or nine months, to build your core team, or is that pretty much fleshed out for now and you think you can, you know, get into the end zone with the staff you have, for the most part?

Andrew Heyward: Well, we’re comfortable with everybody we have right now. The core of our business plan is that we keep the key people that are creators, distributors and sales people, but the labor-intensive work is all done on the outside. That’s a distinguishing factor between ourselves than if you were to look at the model of Disney or Cartoon Network. They have massive amounts of staff. They keep writers on staff, they keep directors on staff, they keep storyboard artists on staff, and that’s huge overhead. We don’t do that.

We have a Creative Director, we have a Head of Production and we have a Head of Design, and then we hire our writers on an ad hoc basis, we hire our directors on an ad hoc basis, we hire our storyboard people, as such, and they are specifically on a project basis and every project is only green-lit once we have 75% pre-sold. So, whereas a production company—even my previous production company, DIC Entertainment, we would keep, you know 150 people in-house, writers, storyboard artists, casting directors, and whatnot. We don’t have any of those people, we don’t need those people. We use them and we call them up and we use our rolodex to get them on a project-by-project basis.

Equally, the same for the studios overseas that are used to subcontract the animation work. We don’t have ongoing in-house studios, and, frankly, Disney now has moved into that mode as well, it was too costly for them and they subcontract overseas as well.

Joey Delahassie: Mm-hmm. Would you anticipate to accomplish everything for at least 2015, if not, you know, all of 2016 or some, or whatever, would you anticipate having enough cash and access to cash to accomplish your strategic goals?

Andrew Heyward: Yes, yes. We’re very careful and sensitive about cash management. I’m an old-fashioned entrepreneur, I keep my eye on the cash every day, I know how much we have, how much is coming in, how much is going out, and we have more than enough to execute our business plan, and, as I said, the oil wells will be pumping and the fire hydrant, the water will be at the nozzle by the end of the year.

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Joey Delahassie: Okay, great. Well, I’m very excited to hear your plans, thanks for hosting the call, and I’d like to see some quarterly conference calls, as well, if you guys can work that in.

Andrew Heyward: Thank you.

Amy Heyward: Thank you, Joey.

Operator: Thank you. Once again, ladies and gentlemen, if you’d like to ask a question, please press star, one on your telephone keypad.

Our next question comes from the line of Elliott Smith (ph), Private Investor. Please proceed with your question.

Rose Smith: Hi. This is Rose Smith. I’m also an investor. Andy, I have a question for you. At this moment, would you be in a position to do some licensing deals with some of the big networks in China?

Andrew Heyward: Well, the answer to that is no, and the reason why is twofold. First of all, China is a very complicated market. It doesn’t have a mature judicial system yet. Contracts there are very weird and hard to execute. There’s piracy everywhere. It’s very difficult for non-local people to participate in that marketplace. I was part of the original Walt Disney Company team that went to China in 1993 to “lay pipe on their business.” They’re still laying pipe there on their business. We started the Panda Club channel with them at that time. Very few people I know have been able to get money out of there or make profit. We have a completely different China strategy, which we’ve vetted and developed over the last couple of years, and I’ll share that with you.

Rose Smith: Okay.

Andrew Heyward: China has a number of animation studios. They have a robust animation production business there. We work with a couple of studios in China that do our animation production for us. This is the labor-intensive work that probably reflects 75% of the cost of the production of any series. In exchange for that, they retain the local rights in China for the programs and for the merchandising. If they recoup their money, we have an ongoing participation from them of that marketplace. The market is impossible to monetize, as I said, and we are enjoying an arbitrage on what the value is selling to the marketplace and what the value is of us contracting our production there.

If we were to sell a cartoon into China, we probably would get $1,000 an episode. The cost of production of our cartoons is about $80,000 an episode, some more, some a little less, for the animation production. So, we’re getting $80,000 of value and we’re giving up where we would get $1,000 if we were to sell them there. So, for us, we think that’s a much smarter and more efficient approach to that market.

Rose Smith: Okay. In that case, are there any countries overseas that might be on your target list, you know, in preference of …

Andrew Heyward: Well, our stuff, everything we develop, we produce it with an eye to the international marketplace. We have to have three things for our content always. It has to be international, it has to be Evergreen, and it has to have consumer products possibilities. Today—we just were calculating this yesterday. We had a Board of Directors meeting and we went through and presented. Our series now are contracted to over 100 different territories around the world, pretty much, you know, all over Eastern Europe, Western Europe, Asia, we sell to South America, we sell to—they’re pretty much everywhere. We have strong relationships with the major buyers around the world.

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We have a gentleman who heads our Global Content sales. His name is Andy Berman. He’s very experienced. He’s very well regarded. He knows the market inside and out. He’s very in touch with the ongoing evolution of how the content is distributed.

As you know, there’s various sequences and windows as things move from broadcast to digital platforms, to satellite platforms, to game platforms, to being repurposed into short form for phones. Phone use is going to be massive, along with the tablets. Kids today—kids that are consuming media today have no idea what a Saturday morning paradigm is. They have no idea about going to a channel at a certain time because something is playing at that time. They know what they want and they want to get it right away, and they know how to get it. Every kid has got a smartphone. They know how to call up whatever they want from the various different platforms that are out there, and we have to be very mindful how to distribute across those platforms, not just in the United States, but everywhere. So, our market is not just the United States. Our market is everywhere. It has to be.

Rose Smith: Keep up the good work. We’re all very excited for you.

Andrew Heyward: Thank you. Thank you very much.

Operator: Thank you. Once again, ladies and gentlemen, if you’d like to ask a question, please press star, one on your telephone keypad.

Our next question comes from the line of Jim Jacob (ph), Private Investor. Please proceed with your question.

Jim Jacob: Andy, thank you for hosting this call today, it’s been very exciting and informative, and I’d like to get a little bit more color on the relationship with Warren Buffet, because I think he could be an integral part of some extraordinary publicity and, you know, investor relations. If he would make any comments or any connection between himself, since he’s world renowned and is very big into education, financial education, and I just wanted to find out if there’s anything else with your connection with him that he could do to benefit and maximize shareholder value?

Andrew Heyward: Well, as you can imagine, we’ve thought about this a lot, because this is not the first time it’s been asked to us.

Jim Jacob: Yes.

Andrew Heyward: We have a very special and cherished relationship with Warren. We’re very sensitive to ask him for things on a really important basis and not just bother him. In fact, at one point we went to him when we started the Company and I asked him to be on the Board of Directors and he said he had recently resigned from the Coca-Cola Board because he just doesn’t have the time to devote to it, but he followed up by saying, ‘”You have something better, though. I will be an advisor to you and you can call anytime for anything you need.”

So, having said that, let me share a couple of quick things with you. When we launch The Secret Millionaire’s Club with Barnes & Noble, we expect to have Warren at the local Barnes & Noble in Omaha and we will do a big promotion there with him in person. We have standing invitations—they’re constant, they come in weekly from everywhere you could possibly imagine. We just turned down today The Today Show. They asked if we could do something with Warren for Financial Literacy Week and Secret Millionaire’s Club next month, in April, and we told them that we won’t have product in the marketplace at that point, so it’s premature. We will use Warren, but we want to wait till, you know, we see the whites of their eyes, so it has an impact on it. Warren is a silver bullet, we can go to him, but we can’t overdo it, and he is very, very supportive of the Company on every level.

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We will be exhibiting at the annual Berkshire Hathaway meeting on May 2nd. I think I can say we are the only non-Berkshire company that will be there on the floor with our exhibit. We are there alongside Coca-Cola, alongside NetJets, alongside Geico, Gillette, go down the list of all those companies, and I can tell you we get tremendous traffic, and this year we’re going to have a number of our products there that we sell at the stand, just because everybody else does. You know, you go buy a box of See’s candies and then you come down to Genius Brands and you can buy either something from a publishing standpoint—we have animation cells of Warren in The Secret Millionaire’s Club; we have the new product that is going to be at Barnes & Noble, we hope to have that there in May, as well; we have videos; we’ve got a number of things; and Warren comes by the stand. We plan to use him as much as we can, and I should add one other thing.

We produce every year an animated short which opens the annual Berkshire Hathaway shareholders’ meeting. This year, the short is not going to be animated, it’s going to be live, and it’s a live movie, which I will give you a little tease because it’s already been written about, but I can’t tell you much more on how it happens, but you’re going to see Warren Buffet and Floyd Mayweather in a live event, and it happens to be on the same day, curiously, that the Floyd Mayweather Manny Pacquiao event is on, May 2nd, the same day as the annual Berkshire Hathaway shareholder meeting, and this is going to knock everybody’s socks off. It’s just spectacular. It’s been directed by John Landis, one of the really most prominent directors of our time, and it’ll be outstanding. Warren will always at the shareholders meetings say something like a personal thank you and a call-out to Amy and myself, but this year I think we’re going to ask him to do a couple of specific things that we hope will have an impact and draw attention to the Company and the stock.

Amy Heyward: Andy, could I add a couple of things?

Andrew Heyward: Please.

Amy Heyward: There’s another component to our relationship with Warren, which is a school promotion that we do, which many of you may be aware of, but we are in 100,000 classrooms with materials that we developed with Warren that help to teach kids financial literacy and, in addition to the classrooms, we have the PTA, 4-H, Junior Achievement, Boys and Girls Club. There’s probably, you know, another 50,000 kids who participate through some youth groups. This year is the fourth year we’ve done the promotion, we’ve had more kids than ever enter the promotion, and Warren’s a big part of that. We bring the finalists to Omaha. We always get a lot of publicity and media around it. That happens in May. Then, as Andy has said, we have a retail program being introduced at Barnes & Noble and that really is an extension of the school program where it encourages kids to develop their own business and Warren will be a big part of that.

So, we’ve used him kind of strategically through the year to emphasize some of the things that we’re doing with the brand, and in doing so, you know, shine the light on this whole content with a purpose mission that we have, and then we get the benefit of just being associated with him. Just this morning we got an enquiry from CNBC Squawk Box to come on and talk about Secret Millionaire’s Club and the importance of financial literacy with children through our association with Warren and, you know, what that program’s all about. So, there’s a lot of different ways that the program that we put together with him also brings benefit to the Company.

Jim Jacob: Thank you, because you’ve answered that question, both of you, very eloquently and make it very exciting going forward of how you’re going to strategically use him and his, you know, cooperation and excitement.

Amy Heyward: Well, he’s been very genuine in his support of it, so we would never jeopardize that, but every time we’ve called him to ask him to do something to help promote Secret Millionaire’s Club, he’s never said no. He really loves the program and genuinely supports what we’re doing.

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Jim Jacob: Terrific.

Andrew Heyward: I should add, parenthetically, we went to Warren at one point and said, “You’ve been so generous with this and you’ve written the curriculum for us and generous with your time and everything else. Products are going to be coming into the marketplace in 2015, and we expect that’s going to have a substantial impact. Would you want us to take a portion of the proceeds and give it to a charity of yours or anything like that?” and his response was, “No, you guys do with it as you see fit. I’m happy to be a part of it. It’s a legacy item for me.” So, I can say he’s one of—The Secret Millionaire’s Club is one of the few brands that we own where there are no participants from rights holders, Warren has basically given it to us. So, we’re very proud of this and we treat it with great respect.

Jim Jacob: Thank you both.

Amy Heyward: Thank you.

Andrew Heyward: Thank you.

Operator: We have a follow-up question from the line of Joey Delahassie. Please proceed with your question.

Joey Delahassie: Yes, hey, guys. Andy, you had mentioned, you know, the analogy of turning on the spigot later this year in terms of the revenue. Would you characterize it such that revenues in the first half of the year, especially maybe along the lines of what we’ve seen in 2014, and then in 2015 all of a sudden, you know—or in the second half or maybe Q4 a noticeable acceleration in revenue and then growing from there out into 2016, or do you think it will be kind of a slow ramp, steadily ramping, I guess, into a bigger Q4? Y you guys don’t give guidance and that’s fine, whatever. I guess I’m just trying to set my expectations appropriately for what we should see as far as the financials go on sequential basis.

Andrew Heyward: Yes. Well, as you can imagine, and I’ve been told, coached, that we can’t say anything prior to the 10-K coming out. So, having said that, the whole business that we are doing is one where we put an infrastructure in place, created brands, and we’re bringing them to the market and they’re rolling out into the market. Some are ahead of others. It’s like a laddered bond portfolio and they’ll hit the market at an earlier time. We have new ones that will be coming into the market later because they’re part of our pipeline of development. But, these are all going to ramp up and I think you’ll see in 2015, as we go on, and in 2016, as we go on, more brands into the marketplace, more income, more earnings. Everything is going up as the products come into the marketplace.

The early monies that we get are monies for advances, not for the guarantees. The guarantees are usually two-year guarantees. So, we get an advance when we sign a licensee. It doesn’t matter if it’s an apparel licensee, a toy licensee, an app, a video game, electronics, soft goods, bedding, sleepwear; whatever it is, we get an advance. Those tend to be a fraction of the total guarantee which the licensee will give us. The licensee has a term. That guarantee is earned out over let’s say two years, three years, whatever it is. If any brand pops, then the referee stops match; it’s a completely different game.

What we are doing is we put together an infrastructure that will enable anyone of these to pop. We’ve got best-in-class licensees, we’ve got retail in place with powerful partners, as Amy talked about, Amazon, and Target, and Barnes & Noble, and the like, and we also have the distribution of the content in place, and the distribution of the content is never meant to be a profit center, it’s meant to pay for itself. If we can get the content covering the cost of the content, that gives us a 30-minute commercial to drive the retail of the brands, and that’s where the huge payday is at the end of the day. It’s not from selling a show to Netflix, as we have several now that we have sold to Netflix. I should add that Baby Genius we recently sold to Netflix, it’s doing great. They just reordered new Baby Genius’ episodes, which we’ll be producing for them as well. But, that’s not the payday. The payday is when the appetite for the products has been created and they are now selling in the marketplace, all of the different licensee stuff and that is—by definition, the ones we’re doing are evergreen. We’re not doing something—we’ve had people come to us with everything that you—we see everything. Let me start off by saying that.

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The reason we see everything is because the Walt Disney Company, you can’t make a deal with them because they want to own everything, and everybody knows that, so rights holders, people who own valuable IP, whether it’s toy companies, game companies, electronics, publishers, creators, people from the talent agency community, they know that if you make a deal with Disney you get some cash up front, you get bought out, and then you go home. That’s the end of it.

We’ve always made deals with people that they have meaningful participations. We see lots and lots of product. Everything we see, it has to fit these goals that we’ve set up front. They have to be—as I said, it has to be able to be distributed internationally, it has to be Evergreen, which means it’s going to work today, next year, five years, 10 years from now. Everything we do, we’re building assets. It’s not like we produce a car, we make it for a dollar, we sell it for $2.00, we get a dollar of profit; that’s our business and we’ve got to keep it doing it. No. We make a car, we produce it for a dollar, we sell it for a dollar, $2.00, whatever it is, and then it comes back to us a year later and we relicense it again, and then it comes back a year later. Can you imagine a business where the product that you make, every time you sell it, it comes back to you more valuable than it was the first time, because we create the awareness and the appetite that continues on and on and on.

Some of you may have noticed that Netflix announced a couple of weeks ago that they are doing a new Inspector Gadget series and created a YouTube blog, and if you Google it up you’ll see tons and tons and tons of stories about this, and the anticipation of it. I created Inspector Gadget 30 years ago. It’s still in the marketplace today. It’s still an oil well. It continues to pump oil every single day and it has greater awareness today than it did then. Strawberry Shortcake started 25 years ago. It’s still pumping oil today. That is what we are endeavoring to do with all of our brands and with the people that we work with, who have been to the Promised Land, know that road, combined with the cocktail of the exciting young talented creators of today.

Joey Delahassie: Well, I definitely appreciate that explanation. I guess we’ll just have to keep our eyes open each quarter and then see how things are progressing and hope for a very fruitful second half of this year.

Andrew Heyward: I think you’ll be happy.

Amy Heyward: Thank you, Joey.

Joey Delahassie: Okay. Thanks guys.

Amy Heyward: Thanks, Joey.

Operator: Thank you. Ladies and gentlemen, I would now to turn the conference back to Management for closing comments.

Andrew Heyward: I think the only closing comment we have is we’re going to continue being very active in communicating with our shareholders, we’re going to continue to send out updates and CEO newsletters, and we’re very excited about where the Company is going. The asset base has grown dramatically. We’re in business with everybody that we need to be in business with to see these properties really succeed and become their own individual oil wells, and thank you for joining us today. Amy, anything from you?

Amy Heyward: No. Thank you, everyone.

Operator: Thank you. Ladies and gentlemen, this concludes today’s teleconference. You may disconnect your lines at this time. Thank you for your participation.